                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                               _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                OCTOBER 31, 1996



                       PATRIOT AMERICAN HOSPITALITY, INC.
             (Exact name of Registrant as specified in its Charter)




         VIRGINIA                          0-26528             75-2599709
   (State or Other Jurisdiction          (Commission         (IRS Employer
         of Incorporation)               File Number)      Identification No.)



     3030 LBJ FREEWAY, SUITE 1500                               75234
           DALLAS, TEXAS                                      (Zip Code)
   (Address of Principal Executive Offices)


                                (972) 888-8000
             (Registrant's telephone number, including area code)



                                      N/A
              (Former name, former address and former fiscal year,
                          if change since last report)


                  Index to Exhibits appears on page 4 herein.
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ITEM 5.  OTHER EVENTS

     On October 31, 1996, California Jockey Club ("Cal Jockey") and Bay Meadows Operating Company ("Bay Meadows") entered into a binding Acquisition Agreement (the "Agreement") with Patriot American Hospitality, Inc. ("Patriot"). The shares of Cal Jockey and Bay Meadows are paired and trade as a single unit on the American Stock Exchange. The Agreement contemplates that Patriot will acquire Cal Jockey and Bay Meadows for $33.00 in cash for each paired share which is tendered in the process described below and that those Cal Jockey and Bay Meadows stockholders who do not elect to tender their shares will continue to hold, for each untendered paired share, the equivalent of 0.9635 shares of today's Patriot stock.

     The Agreement, which is subject to Cal Jockey, Bay Meadows, and Patriot stockholder approval, provides for a merger of Patriot with and into Cal Jockey by way of a number of related transactions (the "Transactions"): (1) Patriot will enter into a subscription agreement to purchase for cash a number of shares of Bay Meadows stock ("Bay Meadows Subscribed Shares") equal to the number of shares of Cal Jockey stock to be issued to Patriot stockholders when Patriot merges with and into Cal Jockey (the "Merger"); (2) simultaneous with the mailing of the proxy statement related to the Merger, Cal Jockey and Bay Meadows will commence a self-tender offer to permit each of their stockholders to tender their paired shares at an aggregate price of $33.00 per paired share in cash (financed by the subscription agreement referenced in clause (1) above and by a loan from Patriot or one of its affiliated entities); (3) immediately following the consummation of the tender offer, Patriot will merge with and into Cal Jockey, with Cal Jockey being the surviving corporation. In connection with the Merger, Patriot stockholders will receive Cal Jockey stock that will be distributed and paired with the Bay Meadows Subscribed Shares at the ratio of
1.0379 paired shares for each share of Patriot stock held at the effective time of the Merger (this exchange ratio will result in each paired share of Cal Jockey and Bay Meadows stock that is retained by the Cal Jockey and Bay Meadows stockholders and not tendered for cash representing effectively the equivalent of 0.9635 shares of Patriot stock at the effective time of the Merger.) The members of the Boards of Directors of each of Cal Jockey and Bay Meadows will resign effective as of the Merger, and provisions will be made for the nomination and election to each Board of nominees selected by Patriot.

     Cal Jockey and Bay Meadows agreed to terminate any third party discussions or negotiations relating to an acquisition proposal and further agreed not to take any action to (i) encourage, solicit or initiate the submission of any acquisition proposal, (ii) enter into any agreement for a third party transaction, or (iii) participate in any way in discussions or negotiations with, or furnish any non-public information to, any person in connection with any acquisition proposal. Notwithstanding the foregoing, Cal Jockey or Bay Meadows may, in response to an unsolicited bona fide offer or proposal made by a third party to it, provide information to or have discussions or negotiations with such third party to the extent required by the fiduciary obligations of their respective Boards of Directors. With respect to terminating Cal Jockey's Formation Agreement with Hudson Bay Partners, L.P. ("Hudson Bay"), dated August 18, 1996, Patriot agreed to loan to Cal Jockey the $2.9 million termination fee due to Hudson Bay under the terms of the Formation Agreement, which loan shall be payable 180 days after the date of the Agreement and shall accrue interest at the rate of 5% per annum. This $2.9 million loan is immediately repayable to Patriot if the Agreement is terminated.

     In the event the Agreement is terminated because of (i) a breach of Patriot's representations and warranties that would have a material adverse effect on Patriot, or (ii) the failure to obtain Cal Jockey, Bay Meadows or Patriot stockholder approval, Patriot shall pay to Cal Jockey $2.9 million or such lesser amount requested by Cal Jockey and Bay Meadows; provided that such
                                                            --------
amount shall be immediately repaid by Cal Jockey to Patriot if during the twelve month period following any such termination on account of a failure to obtain Cal Jockey or Bay Meadows stockholder approval, Cal Jockey or Bay Meadows enters into a binding acquisition agreement with a third party. Further, if

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Patriot's Board of Directors withdraws or modifies its approval or recommendation of the Transactions, or Patriot's stockholders fail to approve the Transactions, Patriot shall promptly reimburse Cal Jockey and Bay Meadows for their out-of-pocket costs and expenses incurred in connection with the Agreement and the related Transactions in an amount requested by Cal Jockey and Bay Meadows up to $1.0 million in the aggregate.

     In the event the Agreement is terminated (i) because of the failure to obtain Cal Jockey or Bay Meadows stockholder approval and during the twelve month period following such termination Cal Jockey or Bay Meadows enters into a binding acquisition agreement with a third party or (ii) at the option of Cal Jockey or Bay Meadows because either of their respective Boards of Directors determines such action is necessary to comply with its fiduciary duties to stockholders under applicable laws, then Cal Jockey or Bay Meadows, as the case may be, shall pay to Patriot $5.0 million in immediately available funds. In addition, in the event the Agreement is terminated by Patriot because the Board of Directors or any committee of either Cal Jockey or Bay Meadows (i) withdraws or modifies its approval or recommendation of the Agreement (or the implementation agreements) or the Transactions, (ii) fails to recommend that the stockholders of Cal Jockey and Bay Meadows vote in favor of the Transactions,
(iii) approves or recommends an acquisition agreement with a third party, or
(iv) resolves to do any of the foregoing, Cal Jockey and Bay Meadows shall pay to Patriot $5.0 million in immediately available funds or with a note due within 90 days accruing interest at 7% per annum.

     A copy of the Joint Press Release of Cal Jockey, Bay Meadows and Patriot dated October 31, 1996 is attached hereto as Exhibit 99.1 and is incorporated
                                             ------------
herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) The following exhibit is filed as part of this Report:

         99.1 Joint Press Release of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. dated October 31, 1996 .

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PATRIOT AMERICAN HOSPITALITY, INC.


                                    /s/ Paul A. Nussbaum
                                    --------------------
                                    Paul A. Nussbaum,
                                    Chairman and Chief Executive Officer

Date:  November 6, 1996

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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                            Page
-------                                                            ----

  99.1    Joint Press Release of California Jockey Club,             5
          Bay Meadows Operating Company and Patriot
          American Hospitality, Inc. dated October 31, 1996.

                                       4